                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):

                                 August 1, 1995



                           RAMSAY HEALTH CARE, INC.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                0-13849                    63-0857352
- ----------------------    -----------------      -------------------------------
   (State or other           (Commission                 (I.R.S. Employer
   jurisdiction of           File Number)              Identification No.)
   incorporation)


One Poydras Plaza
639 Loyola Avenue, Suite 1700
New Orleans, Louisiana                                        70113
- -------------------------------------------      ------------------------------
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code   (504) 525-2505
                                                     --------------

                               (Not Applicable)
- -------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                                   Page 1 of _____
                           Index to Exhibits at Page _____
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                                                                             -2-

ITEM 5.   OTHER EVENTS.

          The Board of Directors of Ramsay Health Care, Inc. (the "Company") declared a dividend distribution of one common share purchase right (the "Rights") for each outstanding share of common stock, $.01 par value (the
"Common Stock"), of the Company (calculated on the basis as if all outstanding shares of Class B Preferred Stock, Series C, par value $1.00 per share (the "Preferred Stock"), were converted into Common Stock immediately prior to the close of business on August 14, 1995) of the Company to stockholders of record at the close of business on August 14, 1995. Each Right will entitle the holder thereof until August 14, 2005 (or, if earlier, the redemption or exchange of the Rights) to buy one share of Common Stock at an exercise price of $12.00, subject to certain antidilution adjustments (the "Purchase Price"). The Rights will be represented by the Common Stock and Preferred Stock certificates and will not be exercisable, or transferable apart from the Common Stock or the Preferred Stock, until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding Common Stock (an "Acquiring Person") or (ii) 10 business days following the commencement of or announcement of an intention to make a tender offer or exchange offer upon consummation of which a person or group would beneficially own 20% or more of such outstanding Common Stock. However, no person or group of affiliated or associated persons shall be an "Acquiring Person", and the Rights will not become exercisable or transferable apart from the Common Stock or the Preferred Stock, by reason of an acquisition from Paul J. Ramsay, Chairman of the Board of the Company, or from any affiliate or associate of Mr. Ramsay, of any of the shares of Common Stock or Preferred Stock currently held by affiliates of Mr. Ramsay or of any shares of Common Stock issuable pursuant to the Preferred Stock or stock options currently held by Mr. Ramsay or any affiliated or associated person.
Furthermore, neither Mr. Ramsay nor any affiliated or associated person shall be an "Acquiring Person", and the Rights will not become exercisable or transferable apart from the Common Stock, by reason of an acquisition of beneficial ownership of Common Stock by Mr. Ramsay or any affiliated or associated persons which does not increase the number of shares of Common Stock (including shares issuable pursuant to the Preferred Stock) held by Mr. Ramsay and any persons affiliated or associated with Mr. Ramsay to one share less than 50% of the Common Stock then outstanding (including any shares issuable pursuant to the Preferred Stock). The date on which the Rights become exercisable is referred to herein as the "Distribution Date." As soon as practicable following the Distribution Date, separate certificates representing the Rights will be mailed to holders of the Common Stock and Preferred Stock as of the close of business on the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed or exchanged, and could then begin trading separately from the Common Stock and Preferred Stock. The Rights will at no time have any voting rights.
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                                                                             -3-

          In the event that an Acquiring Person shall have acquired beneficial ownership of 20% or more of the outstanding Common Stock, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price, that number of shares of Common Stock which at such time would have a market value of two times the then current Purchase Price. In the event that the Company were acquired in a merger or other business combination transaction or 50% or more of its assets or earning power were sold, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price. Any Rights that are or were beneficially owned at any time on or after the earlier of the Distribution Date or the Shares Acquisition Date (as defined in the Rights Agreement) by an Acquiring Person that engages in any of the events described in the preceding sentence will become null and void and no holder of such Rights will have any right with respect to such Rights from and after such occurrence.

          The Rights are redeemable in whole, but not in part, at $0.01 per Right at any time, without notice, prior to the acquisition by an Acquiring Person of beneficial ownership of 20% or more of the outstanding Common Stock. The Company shall promptly give public notice of such redemption and, within 10 days of the action of the Board of Directors of the Company ordering such redemption, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights. The Rights will expire on August 14, 2005 (unless earlier redeemed or exchanged). First Union National Bank of North Carolina ("First Union") will be the Rights Agent for the Rights.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the thresholds of share ownership or potential share ownership determining the occurrence of certain events which trigger the exercisability of the Rights to not less than the greater of (i) the sum of 0.001% and the largest percentage of the outstanding shares of Common Stock owned by any person or group of affiliated or associated persons (other than Mr. Ramsay and any persons affiliated or associated with Mr. Ramsay) and (ii) 10%, except that any such amendment may not adversely affect the interests of the holders of the Rights. Provided there is no Acquiring Person, such amendment may extend the period of time during which the Rights may be redeemed.

          The Purchase Price payable and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the
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                                                                             -4-

grant to holders of the Common Stock of certain rights, options or warrants to subscribe for the Common Stock or convertible securities at less than the then current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in the Common Stock) or of rights, options or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

          As of July 28, 1995 there were 7,709,245 shares of Common Stock issued and outstanding, 581,550 shares of Common Stock held in the Company's treasury and approximately 55,368 additional shares of Common Stock which have been reserved for issuance upon the exercise of options granted under the Company's stock option plans, upon conversion of the Preferred Stock or for other purposes. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by its Board of Directors except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at a time when the Rights are redeemable.

          The Rights Agreement (the "Rights Agreement") between the Company and First Union, as Rights Agent, specifying the terms of the Rights (which includes as exhibits the form of Right Certificate and the Summary of Rights to Purchase Common Shares), and a letter agreement between the Company and certain affiliates of Mr. Ramsay regarding the waiver of certain antidilution adjustments to the Preferred Stock and the issuance of Rights in respect of the Preferred Stock, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS.

1. Rights Agreement dated as of August 1, 1995 between Ramsay Health Care, Inc. and First Union National Bank of North Carolina, as Rights Agent, which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B.

2. Letter Agreement dated June 30, 1995 among Ramsay Health Care, Inc., Ramsay Holdings HSA Limited and Paul Ramsay Holdings Pty. Limited.
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                                                                             -5-

                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 1, 1995
                              RAMSAY HEALTH CARE, INC.



                              By /s/ Gregory H. Browne
                                ----------------------------
                                 Gregory H. Browne
                                 Chief Executive Officer
                                 and President
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                               INDEX TO EXHIBITS


 Exhibit
  No.     Document                                                        Page
- -------   --------                                                        ----
  4.1     Rights Agreement dated as of August 1, 1995 between Ramsay
          Health Care, Inc. and First Union National Bank of North
          Carolina, as Rights Agent, including a form of Right
          Certificate (Exhibit A to the Rights Agreement) and Summary
          of Rights to Purchase Common Shares (Exhibit B to the Rights
          Agreement).

  4.2     Letter Agreement dated June 30, 1995 among Ramsay Health Care,
          Inc., Ramsay Holdings HSA Limited and Paul Ramsay Holdings Pty.
          Limited.